UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2016

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

189 Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

___________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 07, 2016, Sek Fong Wong resigned from her position as the Secretary of Prime Global Capital Incorporated (the ”Company”). Ms. Wong’s departure was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

In connection with Ms. Wong’s resignation from her position, the Board appointed Liong Tat Teh, our Chief Financial Officer, to serve as the Company’s Secretary.

Item 8.01 Other Events.

In November 2015, the Company submitted a request to convert some of its planned semi-detached and bungalow home parcels into cluster semi-detached homes to improve the marketability of the Company’s proposed development on land located in Puncak Alam. On March 4, 2016, the Company received notification from the Kuala Selangor District Council that its revised Development Order relating to the Puncak Alam land was approved on February 24, 2016 (the “Approval Letter”).

The foregoing description of the Approval Letter is qualified in its entirety by reference to the copy of the Approval Letter in the original Malay language and the English translation thereof (rendered by the Company), which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Approval Letter, dated February 24, 2016, from the Kuala Selangor District Council.
10.2	English translation of the Approval Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: March 07, 2016

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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